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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K
                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 1996

                     Commission file number:  0-20081


                 PruTech Research and Development Partnership III
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               (Exact name of Registrant as specified in its charter)

Delaware                                                77-0129484
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(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

440 Mission Court, Suite 250, Fremont, California         94539
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (510) 656-1855


                                     N/A
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                Former name, former address and former fiscal year, if
                          changed since last report.

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Item 4 - Change in Registrant's Certifying Accountant

(a)  Previous independent accountants

  (i) On June 25, 1996, the General Partner of the Registrant dismissed Deloitte & Touche LLP as the independent accountants of the Registrant.

  (ii) The reports of Deloitte & Touche LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  (iii) In connection with its audits for the two most recent fiscal years and during the subsequent interim period, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of the accountants, would have caused them to make a reference to the matter in their report.

  (iv) The Registrant has requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter dated June 28, 1996 is filed as Exhibit 16.1 to this Form 8-K.

(b)  New independent accountants

      The General Partner of the Registrant engaged Price Waterhouse LLP as the new independent accountants of the Registrant as of June 25, 1996.
      During the two most recent fiscal years and through June 25, 1996, the Registrant has not consulted with Price Waterhouse LLP on items which 1) were or should have been subject to Statement of Auditing Standards No. 50 or 2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)).

Item 7 - Financial Statements and Exhibits

(c)   Exhibits

  16.1 Letter dated June 28, 1996 from Deloitte & Touche LLP to the Securities and Exchange Commission with regard to Item 4 of this report.
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                                SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PruTech Research and Development Partnership III

By:  R&D Funding Corp
     A Delaware corporation, General Partner

By: /s/ Steven Carlino                             Date: June 28, 1996
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Steven Carlino
Vice President
Chief Accounting Officer for the Registrant